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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANT


The Board of Directors
Ivivi Technologies, Inc.

We have issued our report dated July 16, 2004 (except with respect to Note 9(c), which is dated as of July 20, 2004, and Notes 2, 3 and 6, which are dated as of December 17, 2004), accompanying the balance sheet of Ivivi Technologies, Inc. (the "Registrant") as of March 31, 2004, and the related statements of operations, changes in stockholders' deficiency and cash flows for the years ended March 31, 2004 and 2003, which is included in this Registration Statement on Form SB-2 (the "Registration Statement") and the prospectus, which is part of the Registration Statement (the "Prospectus"). We consent to the use of the aforementioned report in the Registration Statement and the Prospectus, and to the use of our name as it appears therein under the captions "Summary Financial Information," "Selected Financial Information" and "Experts."



                                        /S/ WEINICK SANDERS LEVENTHAL & CO., LLP


May 13, 2005
New York, New York